SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2003

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENT AND REQUIRED FD DISCLOSURE

ProxyMed, Inc. (“ProxyMed”) and PlanVista Corporation (the “Company”) have entered into a three-year joint marketing program to offer ProxyMed’s electronic physician and hospital claims processing services and the Company’s network, repricing services and network management as an integrated package to existing and prospective payer customers. The Company will be ProxyMed’s exclusive partner during the first twelve months of this arrangement. In connection with the joint marketing program, the Company issued a warrant to ProxyMed to acquire up to 15% of the outstanding common stock of the Company at the time of exercise calculated on a fully-diluted basis at an exercise price of $1.95 per share. The warrant is for an initial term of six months with two three-month renewal options based on achieving certain revenue-based milestones. The Company and ProxyMed have issued a press release regarding the joint marketing program and the issuance of the warrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press Release, dated June 11, 2003 regarding the joint marketing program entered into between ProxyMed and the Company and the Company’s issuance of a warrant to ProxyMed in connection with such joint marketing program.

Exhibit 99.2	Distribution and Marketing Agreement dated June 10, 2003 between ProxyMed, Inc. and National Network Services, Inc. and PlanVista Corporation, with warrant attached as an exhibit thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date: June 13, 2003	By:	/s/ PHILLIP S. DINGLE
Phillip S. Dingle, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated June 11, 2003.

Exhibit 99.2	Distribution and Marketing Agreement dated June 10, 2003 between ProxyMed, Inc. and National Network Services, Inc. and PlanVista Corporation, with warrant attached as an exhibit thereto.